UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2007

KOMAG, INCORPORATED
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-16852	94-2914864
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1710 Automation Parkway, San Jose, California		95131
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-576-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On May 24, 2007, Komag, Incorporated (Komag) issued a press release updating its outlook for the second quarter of 2007. A copy of the press release is attached hereto as Exhibit 99.1 to this report.

The information in this Form 8-K and the attached exhibit shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

In March 2007 Komag’s Board of Directors authorized a $200 million stock repurchase program. Under this authorization, in March 2007 Komag repurchased 3,815,000 shares of its outstanding common stock at a price of $32.76 for approximately $125 million. During the second quarter of 2007, Komag has repurchased a total of 500,000 shares of its outstanding common stock at a weighted average price of $27.69 for approximately $13.8 million.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed as part of this report.

Exhibit No.99.1

Press Release issued by Komag, Incorporated on May 24, 2007, updating its business outlook for the Second Quarter of 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOMAG, INCORPORATED

May 24, 2007	By:	Kathleen A. Bayless

Name: Kathleen A. Bayless
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Komag, Incorporated on May 24, 2007, updating its business outlook for the Second Quarter of 2007.